Exhibit 99.1

News Release

Contact:

Juan José Orellana

Investor Relations

562-435-3666, ext. 111143

MOLINA HEALTHCARE UPDATES FISCAL YEAR 2013 GUIDANCE

TO INCLUDE IMPACT OF ISSUANCE OF CASH CONVERTIBLE SENIOR NOTES

AND PROJECTED HIGHER PREMIUM REVENUE

Long Beach, California (February 20, 2013) – Molina Healthcare, Inc. (NYSE: MOH) announced today that it is updating its 2013 guidance provided on February 7, 2013, to include the impact of the issuance of $550 million aggregate principal amount of cash convertible senior notes on February 15, 2013, and certain projected increases to its premium revenue. The Company is also expanding its guidance to include line items in addition to those provided on February 7, 2013. Updated 2013 guidance includes:

•	Operating income expected to increase $10 million ($0.13 per diluted share) compared with previously issued guidance due to newly expected increases in premium revenue.

•	EBITDA expected to increase $10 million compared with previously issued guidance.

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Issuance of convertible notes expected to reduce earnings per diluted share by $0.23 compared with previously issued guidance. Updated guidance includes an incremental $17 million ($0.21 per diluted share) of non-cash interest expense.

•	Earnings per diluted share projected at $1.45 for 2013.

The issuance of the $550 million of cash convertible senior notes is expected to reduce earnings per diluted share by approximately $0.23 as follows:

•	Non-cash interest expense is expected to reduce earnings per diluted share by approximately $0.21;

•	Cash interest expense is expected to reduce earnings per diluted share by approximately $0.07; and

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Higher interest expense is expected to be offset by higher investment income and the reductions in share count resulting from the share buyback that accompanied the note issuance, the combination of which is expected to increase earnings per diluted share by approximately $0.05.

The upsizing of the Company’s convertible note offering from the $375 million anticipated at launch to the ultimate amount of $550 million resulted in incremental interest costs of approximately $0.10 per diluted share for all of 2013.

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MOH Updates Fiscal Year 2013 Guidance

February 20, 2013

The following is the Company’s updated guidance for fiscal year 2013 (all amounts are approximate):

Premium Revenue	$6.7 billion
Premium Tax Revenue	$160 million
Service Revenue	$200 million
Investment and Other Income	$13 million
Total Revenue	$7.0 billion
Medical Care Costs	$5.9 billion
Medical Care Ratio	88%
Service Costs	$170 million
G&A Expense	$600 million
G&A Ratio	8.6%
Premium Tax Expense	$160 million
Depreciation & Amortization	$78 million
Operating Income	$157 million
Interest Expense Excluding Non-Cash	$18 million
Interest Expense Non-Cash	$24 million
Income Before Tax	$115 million
Income Tax	$48 million
Effective Tax Rate	42.0%
Net Income	$67 million
Weighted Average Diluted Shares Outstanding	46.1 million
Diluted EPS	$1.45
EBITDA	$255 million

The Company will host an Investor Day meeting at the Le Parker Meridien Hotel in New York City on Thursday, February 21, 2013, from 12:30 p.m. to 4:30 p.m. Eastern Time. The Company will webcast the presentations offered by its management team, which will be followed by question-and-answer sessions. A 30-day online replay of the Investor Day meeting will be available approximately one hour following the conclusion of the live webcast. A link to this webcast can be found on the Company’s website at www.molinahealthcare.com.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides quality and cost-effective Medicaid-related solutions to meet the health care needs of low-income families and individuals and to assist state agencies in their administration of the Medicaid program. The Company’s licensed health plans in California, Florida, Michigan, New Mexico, Ohio, Texas, Utah, Washington, and Wisconsin currently serve approximately 1.8 million members, and its subsidiary, Molina Medicaid Solutions, provides business processing and information technology administrative services to Medicaid agencies in Idaho, Louisiana, Maine, New Jersey, and West Virginia, and drug rebate administration services in Florida. More information about Molina Healthcare is available at www.molinahealthcare.com.

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MOH Updates Fiscal Year 2013 Guidance

February 20, 2013

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding the Company’s plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties, including, without limitation, risk factors related to the following:

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uncertainties associated with the implementation of the Affordable Care Act, including the impact of the health insurance industry excise tax, the expansion of Medicaid eligibility in the states that participate to previously uninsured populations unfamiliar with managed care, the implementation of state insurance exchanges currently expected to become operational by October 1, 2013, the effect of various implementing regulations, and uncertainties regarding the impact of other federal or state health care and insurance reform measures, including the duals demonstration programs in California, Illinois, Michigan, Ohio, Texas and Washington;

•	the success of our medical cost containment initiatives in Texas, and other risks associated with the expansion of our Texas health plan’s service areas in 2012;

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significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria;

•	management of our medical costs, including seasonal flu patterns and rates of utilization that are consistent with our expectations and our incurred but not reported accruals;

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the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states, and our ability to increase our revenues consistent with our expectations;

•	accurate estimation of incurred but not reported medical costs across our health plans;

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risks associated with the continued growth in new Medicaid and Medicare enrollees, and the development of actuarially sound rates with respect to such new enrollees, including dual enrollees, or duals;

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retroactive adjustments to premium revenue or accounting estimates which require adjustment based upon subsequent developments, including Medicaid pharmaceutical rebates or retroactive premium rate increases;

•	continuation and renewal of the government contracts of both our health plans and Molina Medicaid Solutions and the terms under which such contracts are renewed;

•	government audits and reviews, and any enrollment freeze or monitoring program that may result therefrom;

•	changes with respect to our provider contracts and the loss of providers;

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the establishment of a federal or state medical cost expenditure floor as a percentage of the premiums we receive, and the interpretation and implementation of medical cost expenditure floors, administrative cost and profit ceilings, and profit sharing arrangements;

•	interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures;

•	approval by state regulators of dividends and distributions by our health plan subsidiaries;

•	changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;

•	high dollar claims related to catastrophic illness;

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the favorable or unfavorable resolution of litigation, arbitration, or administrative proceedings, including our pending litigation against the state of California related to rates paid to our California plan in earlier years that were not actuarially sound;

•	the relatively small number of states in which we operate health plans;

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the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;

•	a state’s failure to renew its federal Medicaid waiver;

•	inadvertent unauthorized disclosure of protected health information;

•	changes generally affecting the managed care or Medicaid management information systems industries;

•	increases in government surcharges, taxes, and assessments;

•	changes in general economic conditions, including unemployment rates; increasing consolidation in the Medicaid industry; and

numerous other risk factors, including those discussed in the Company’s periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that the Company’s forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by the Company’s forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of February 20, 2013, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.

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